Exhibit 99.2

This presentation contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not historical facts, but only predictions by our company and/or our company's management. These statements generally can be identified by lead-in words such as "believe," "expect" "anticipate," "intend," "plan," "foresee" and other similar words. Similarly, statements that describe our company's objectives, plans or goals are also forward-looking statements. You are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among others, factors that could materially adversely affect actual results and performance include those risk factors that are listed in Sonic Automotive's Form 8-K filed on August 21, 2009. Cautionary Notice - Forward-Looking Statements

Third Quarter 2009 Earnings Review October 27, 2009

Sonic Automotive Q3 2009 Quarter in Review Financial Review Operations Review Closing Comments

Overall Results - Q3 Made money, generated cash Operating margin was 3% Continued to leverage cost reductions New inventory in good shape Cleaned up balance sheet Benefited from the CARS program: Store traffic increased for both new and used Able to reduce inventory balances

Financial Review Amounts in millions, except per share data * - In 2009, adjusted to exclude impairment charges, 6.0% Note derivative mark-to-market gain and 4.25% Notes derecognition gain. In 2008, adjusted to exclude impairment charges and hurricane physical damage and lease exit accruals. See appendix for reconciliation to GAAP / Reported amounts.

Sequential Operating Results * - Adjusted to exclude impairment charges, 6.0% Note derivative mark-to-market gains, restructuring costs related to 6.0% Notes issuance and 4.25% Notes derecognition gain. See appendix for reconciliation to GAAP / Reported amounts.

EBITDA - All Operations (amounts in millions) Stack 1 SAAR Column 3 Column 4 Column 5 Column 6 Column 7 Column 8 Column 9 Column 10 Column 11 Column 12 Column 13 Column 14 Column 15 Column 16 2007 241 16.2 2008 151 13.2 Q3 2008 38 12.9 Q4 2008 9 10.4 Q1 2009 36 9.5 Q2 2009 47 9.6 Q3 2009 53 11.5 Note: See appendix for reconciliation to GAAP / Reported amounts.

Q3 2008 Q2 2009 Q3 2009 All Other 0.694 0.662 0.657 Rent & Related 0.133 0.135 0.134 SG&A 79.7% 82.7% 79.1% Total SG&A expenses were down 5.0% or $10.9 million from the prior year Excluding rent, all other cost was down 370bps, on flat gross profit. Reductions were made in most cost categories * - Excludes the effect of $5.9M of charges in Q3 2008 related to hurricane physical damage and lease exit accruals. See appendix for reconciliation to GAAP / Reported amounts. * *

Capitalization Adjustments represent payment of 6.0% Notes at par on October 28, 2009, repayment of outstanding 4.25% Notes and amounts outstanding on the revolver with the balance in restricted cash. Excludes discount/premium and derivative adjustments. $152 Million reduction, or 20% from YE

Debt Maturity Profile

Debt Covenants Compliant with all covenants

Capital Spending (Amounts in millions)

Employee Metrics Dec Jan Feb Mar Apr May June Jul Aug Engagement 117 117 117 118 118 118 119 119 119 ASI 10/1/2008 11/1/2008 12/1/2008 1/1/2009 2/1/2009 3/1/2009 4/1/2009 5/1/2009 6/1/2009 7/1/2009 8/1/2009 9/1/2009 Turnover 0.527 0.505 0.508 0.484 0.467 0.449 0.432 0.414 0.398 0.382 0.362 0.353 Turnover Investments made in our people continue to yield positive results on our business Trained/experienced employees lead to higher customer satisfaction

New Vehicle Market Share * Bps difference between Sonic and the local market competition. 130 10 45

Cash for Clunkers New volume benefited (non luxury) Used volume not impacted Cash For Clunkers represented approximately 28% of July and August new vehicle unit volume Program increased walk-in and online traffic Customers visited the store to learn more about the Cash For Clunkers program; as a result, they ended up buying something Cash for clunkers impact1 Ford Chevy Cadillac BMW/Mini Lexus Mercedes Honda Toyota Nissan VW Other CARS volume 314 402 1 386 124 2 2344 1282 333 117 594 CARS volume % total volume 0.252 0.271 0.002 0.13 0.132 0.002 0.417 0.368 0.614 0.201 0.226 AL/TN/GA NC/SC/FL Texas Midwest North Central Northern California Southern California CARS volume 789 542 1308 1099 1246 912 546 419 20 26 CARS volume % total volume 0.267 0.25 0.226 0.314 0.368 0.283 0.248 0.266 0.078 0.098 CARS unit volume CARS unit volume as % of total volume Ford Chevy BMW/ Mini Lexus Honda Toyota Nissan VW Other 1 In July and August 2009

Used Vehicles

Fixed Operations Overview 100 bps Improvement

Summary Business has steadily improved despite a relatively flat operating environment Used business continues to grow Successfully repositioned our balance sheet Company is positioned for future growth

APPENDIX

Reconciliation of Non-GAAP Financial Information

Reconciliation of Non-GAAP Financial Information

Reconciliation of Non-GAAP Financial Information

Reconciliation of Non-GAAP Financial Information

Reconciliation of Non-GAAP Financial Information

Interest Expense Revolver deferred loan costs higher due to May refinancing activities Going into 2010 - expect revolver deferred loan cost amortization to be more in line with Q3 2008 amount $11.4M benefit results from MTM adjustment on derivative liability resulting from redemption notice to 6.0% holders Expect non-cash charge of $7.9M in Q4 2009 associated with the write- off of 6.0% Note debt discount Quarterly non-cash interest expense related to 5.0% Notes will be between $1.4M and $1.6M per Qtr in 2009 & 2010